Exhibit 99.1

IIOT-OXYS, Inc. Signs NDA with EU Smart Automation Technology Start-Up

CAMBRIDGE, MA / ACCESSWIRE / May 20, 2022 / IIOT-OXYS, Inc. (OTC PINK:ITOX) (the "Company") announces the execution of a Non-Disclosure Agreement (NDA) with an EU smart automation technology start-up. This NDA is the first step of the engagement process with this strategic partner.

The founder of the company is an engineering graduate of a prestigious India Institute of Technology (IIT) and has worked in research & development for prominent European institutes and companies before becoming an entrepreneur. This leader is excited to potentially partner with IIOT-OXYS, Inc. due to our access to capital, experienced corporate leadership, and complimentary technology in applying Artificial Intelligence (AI) and Machine Learning (ML) to challenging smart manufacturing applications.

This recent development continues the Company's drive to push into new complimentary sectors. This specific partnership will be structured to support the start-up’s interest in expanding its current western U.S. sales to the eastern U.S. The Company and start-up are pursuing a potential LOI that would include guidelines for potential revenue and profit-sharing models in exchange for capital investment, business development, and technological support (including the Company's advanced AI and machine learning algorithms). The global market for Inspection, Repair, and Maintenance was estimated to be $42.7 Billion USD in 2022 and is projected to grow at 7.9% CAGR and reach $72.6 Billion USD in 2029.1

“This start-up has demonstrated significant capabilities in the areas of AI digitization of automated building & industrial facility management, self-learning workflows for smart city asset management, and an online collaborative platform for hospitality asset management and guest engagements. These capabilities have translated into successful Proof Of Concept (POC) engagements and Software as a Service (SaaS) business.” Cliff Emmons, CEO of the Company, stated.

"Our future revenue stream will be generated by both inorganic and organic growth," stated Mr. Emmons. "We are excited to work with this start-up and its technology-focused leader because we see strong complimentary capabilities. This start-up has significant non-dilutive funding to expand its EU operations and numerous sales leads in the EU and U.S. Our combined strengths bode well for securing new business. We expect our negotiations to proceed promptly leading to signed agreements and new business to follow."

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1 https://www.fortunebusinessinsights.com/inspection-repair-and-maintenance-market-102983

About IIOT-OXYS, Inc.

IIOT-OXYS, Inc. (OTC PINK: ITOX) is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS's edge computing open-source hardware and proprietary ML algorithms employ our Minimally Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

IIOT-OXYS Inc.

Clifford L. Emmons

CEO
contact@oxyscorp.com
www.oxyscorp.com

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